UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange act of 1934

Date of report (date of earliest event reported):  July 17, 2013

RECEPTOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35900	26-4190792
(State or other jurisdiction of incorporation or organization)	(Commission File Number	(I.R.S. Employer Identification No.)

10835 Road to the Cure, Suite 205
San Diego, California 92121
(858) 652-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2013, the Board of Directors of Receptos, Inc. (the “Company”) appointed Erle T. Mast as a director of the Company.  Mr. Mast will serve as a Class I director with a term of office expiring at the first annual meeting of stockholders following the date of his appointment.  Mr. Mast will also serve as a member of the Company’s Audit Committee.  Mr. Mast is a co-founder of Clovis Oncology, Inc. and has served as its Executive Vice President and Chief Financial Officer since 2009.  Previously, Mr. Mast served in the same role at Pharmion Corporation, beginning in 2002.  From 1997 through 2002, Mr. Mast worked for Dura Pharmaceuticals, Inc. and its successor, Elan Corporation.  From 2000 to 2002, he served as Chief Financial Officer for the Global Biopharmaceuticals business unit for Elan.  From 1997 to 2000, Mr. Mast served as Vice President of Finance for Dura Pharmaceuticals.  Prior to that, Mr. Mast was a partner with Deloitte & Touche, LLP.  Mr. Mast also serves on the board of directors Zogenix, Inc.  Mr. Mast received a B.Sc. in business administration from California State University Bakersfield.  The Company issued a press release announcing Mr. Mast’s appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Board of Directors also adopted the following director compensation policy for Board and Board Committee members, effective immediately:

•                  Annual retainer:  $35,000

•                  Board Chair retainer:  $25,000

•                  Audit Committee Chair/member fees:  $15,000 and $7,500, respectively

•                  Compensation Committee Chair/member fees:  $15,000 and $7,500, respectively

•                  Nominating and Corporate Governance Committee Chair/member fees:  $7,000 and $3,500, respectively

•                  Initial equity award:  option to purchase 18,800 shares of the Company’s common stock, vesting monthly over three years, with vesting acceleration in the event of a change in control (as defined in the Company’s equity incentive plan) during the period of Board service

•                  Annual equity award thereafter:  option to purchase 9,400 shares of the Company’s common stock, vesting monthly over one year, with vesting acceleration in the event of a change in control (as defined in the Company’s equity incentive plan) during the period of Board service

Pursuant to the Board’s director compensation policy, Mr. Mast will receive the cash compensation described above and was granted an option to purchase 18,800 shares of the Company’s common stock at the closing market price of the common stock on July 17, 2013, with vesting terms as described above.

The Board of Directors also approved increases in the 2013 base salaries for certain of the Company’s executive officers, including the following named executive officers and principal financial officer:

Name	Title	2013 Base Salary
Faheem Hasnain	President & CEO	$519,500
Sheila Gujrathi	Chief Medical Officer	$370,000
Graham Cooper	Chief Financial Officer	$328,500
Robert Peach	Chief Scientific Officer	$308,200

The Board of Directors also approved modifications to the employment agreements of its executive officers, including the executive officers noted above, with respect to severance arrangements.  Specifically, if the employment of the executive is terminated without Cause (as defined below) or there is a Constructive Termination (as defined below), in each instance during the period commencing one month prior to a Change in Control (as defined below) and terminating 12 months after such Change in Control (the “Change in Control Period”), then upon execution and delivery of a release and waiver of claims, the executive will be entitled to a lump sum payment, less applicable taxes and withholdings, equal to his or her then-current base salary and target bonus calculated for the following period:  (i) 24 months in the case of the CEO (Mr. Hasnain); and (ii) 12 months in the case of other executive officers.  The executive would receive this payment in the form of a lump sum 60 days following such termination of employment.  In addition, if the executive elects to continue his or her health insurance coverage under COBRA, then the Company will reimburse the executive for the same portion of the executive’s monthly premium over such 24- or 12-month period, as applicable, as the Company is then paying for health insurance coverage for active employees.  In addition, vesting with respect to any unvested equity-based compensation awards will accelerate and the executive will vest in full in any unvested portion of such outstanding awards.

If the employment of the executive is terminated without Cause or there is a Constructive Termination, in each instance where it occurs outside of a Change in Control Period, then upon execution and delivery of a release and waiver of claims, the executive will be entitled to a lump sum payment, less applicable taxes and withholdings, equal to his or her then-current base salary calculated for the following period:  (i) 12 months in the case of the CEO (Mr. Hasnain); and (ii) 9 months in the case of other executive officers.  The executive would receive this payment in the form of a lump sum 60 days following such termination of employment.  In addition, if the executive elects to continue his or her health insurance coverage under COBRA, then the Company will reimburse the executive for the same portion of the executive’s monthly premium over such 12- or 9-month period, as applicable, as the Company is then paying for health insurance coverage for active employees.

For purposes of the severance arrangements described above, the following definitions apply:

“Change in Control” has the meaning set forth in the Company’s 2013 Stock Incentive Plan and is defined as the occurrence of any of the following events:

(i) a change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either (A) had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or (B) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); provided, however, that for this purpose, the “original directors” and “continuing directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(ii) any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii) the consummation of a merger or consolidation of the Company or a subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor); or

(iv) the sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (i) above, the term “look-back” date shall mean the later of (1) the effective date of the 2013 Stock Incentive Plan or (2) the date 24 months prior to the date of the event that may constitute a Change in Control. For purposes of subsection (ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a parent or subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Company’s stock.  Any other provision of this definition notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission for the initial or secondary public offering of securities or debt of the Company to the public.

“Termination without Cause” means the termination, by the Company or one or more of its parent or subsidiary corporations, of any employment or consulting relationship between Employee and the Company or one or more of its parent or subsidiary corporations for any reason other than: (i) commission by Employee of any act of fraud or embezzlement with regard to the Company or one or more of its parent or subsidiary corporations; (ii) any material, intentional and unauthorized use or disclosure of material confidential information or trade secrets of the Company or one or more of its parent or subsidiary corporations by Employee (other than in the good-faith performance of Employee’s duties); (iii) any other intentional misconduct by Employee with regard to the Company or one or more of its parent or subsidiary corporations (including severe absenteeism other than as a result of physical or mental incapacity) which adversely affects the business or affairs of the Company or one or more of its parent or subsidiary corporations in a material manner; or (iv) Employee’s failure to attempt in good faith to either perform duties consistent with Employee’s position with the Company or one or more of its parent or subsidiary corporations or to follow the reasonable requests of the Company’s Board of Directors, so long as Employee has been provided with an opportunity for a period of at least ten (10) business days following written notice to Employee to cure such failure; provided, however, that clause (iv) shall no longer apply following a Change in Control.

“Constructive Termination” means Employee’s election in a written notice to the Company or one or more of its parent or subsidiary corporations to terminate any employment or consulting relationship where such notice is delivered within ninety (90) days after any of the following: (i) a material reduction in Employee’s level of duties or responsibilities or the nature of Employee’s functions; (ii) a material reduction in Employee’s base salary or potential total cash compensation (consisting of base salary and target bonus); (iii) a relocation of Employee’s principal place of employment by more than fifty (50) miles, if the new location is both (A) more than fifty (50) miles from Employee’s principal residence and (B) farther from Employee’s principal residence than Employee’s principal place of employment immediately before such relocation; or (iv) any material breach of Employee’s employment agreement by the Company; provided, that in all cases such action is not cured within thirty (30) days following written notice and, if the Company has not cured such action within the cure period, termination of employment occurs within thirty (30) days after the end of such cure period.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Receptos, Inc. on July 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2013	RECEPTOS, INC.

	By:	/s/ Faheem Hasnain
Faheem Hasnain
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Receptos, Inc. on July 22, 2013.